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                                                Exhibit 23.1a.

                Letterhead of KENNY S&P EVALUATION SERVICES

                    A Division of J.J. Kenny Co., Inc.
                                                March 13, 1997
Dean Witter Reynolds Inc.
Two World Trade Center
New York, NY  10048

           Re:  Dean Witter Select Municipal Trust, Long Term
                Portfolio Series 108

Gentlemen:

                We have examined the post-effective Amendment to the Registration Statement File No. 33-38574 for the above-captioned trust. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc., is currently acting as the evaluator for the trust. We hereby consent to the use in the Amendment of the reference to Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc., as evaluator.

                In addition, we hereby confirm that the ratings indicated in the above-referenced Amendment to the Registration
Statement for the respective bonds comprising the trust portfolio are the ratings currently indicated in our KENNYBASE database.

                You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                                        Sincerely,


                                                        Frank A. Ciccotto
                                                        Frank A. Ciccotto
                                                        Vice President
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                                                         Exhibit 23.1b.











                      CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated March 3, 1997, accompanying the financial statements of the Dean Witter Select Municipal Trust Long Term Portfolio Series 108 included herein and to the reference to our Firm as experts under the heading "Auditors" in the prospectus which is a part of this registration statement.



DELOITTE & TOUCHE LLP




March 13, 1997
New York, New York